Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-96384) pertaining to the 1992 Stock Option Plan, 1995 Equity Incentive Plan, and 1995 Directors' Stock Option Plan, and in the
Registration Statement (Form SB-2 No. 33-03401), and in the Registration Statement (Form S-3 No. 33-11457) of Cellegy Pharmaceuticals, Inc. of our report dated February 5, 1997, with respect to the financial statements of Cellegy Pharmaceuticals, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.




                                                               ERNST & YOUNG LLP

San Jose, California
March 26, 1997